                               SCHEDULE 14A INFORMATION

             PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                       EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Filed by the Registrant                     [x]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement             [ ]  Confidential, for Use of the
                                                 Commission Only (as permitted
[x] Definitive Proxy Statement                   by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 CHINA PACIFIC, INC.
                      ------------------------------------
                   (Name of Registrant As Specified In Its Charter)


              ----------------------------------------------------
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1.     Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
  2.     Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
  3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


- --------------------------------------------------------------------------------
  4.     Proposed maximum aggregate value of transaction:


- --------------------------------------------------------------------------------
  5.     Total fee paid:


- --------------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1.     Amount Previously Paid:


- --------------------------------------------------------------------------------
  2.     Form, Schedule or Registration Statement No.:


- --------------------------------------------------------------------------------
  3.     Filing Party:


- --------------------------------------------------------------------------------
  4.     Date Filed:


- --------------------------------------------------------------------------------

                                 CHINA PACIFIC, INC.
                            ROOM 2008, SUN HUNG KAI CENTRE
                                   30 HARBOUR ROAD
                                  WANCHAI, HONG KONG



                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD TUESDAY, JULY 9, 1996



To the Shareholders of China Pacific, Inc.:

    An Annual Meeting of Shareholders of China Pacific, Inc. (the "Company") will be held at Los Angeles Airport Hilton, 5711 West Century Boulevard, Los Angeles, California 90045 at 11:00 a.m., on Tuesday, July 9, 1996 for the following purposes:

         1. To elect five directors of the Company to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified.

         2. To consider a proposal to ratify the appointment of Arthur Andersen & Co. as the Company's independent certifying accountants.

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Shareholders of record at the close of business on May 29, 1996 are entitled to notice of and to vote at the meeting and any adjournment thereof.

    You are cordially invited to attend the meeting. Whether or not you are planning to attend the meeting, you are urged to complete, date and sign the enclosed proxy card and return it promptly.

    YOUR VOTE IS IMPORTANT! PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS VOTED.

                                  By Order of the Board of Directors



                                  Cheng Yuk Ching
                                  SECRETARY


Hong Kong
June 14, 1996

                                 CHINA PACIFIC, INC.
                            ROOM 2008, SUN HUNG KAI CENTRE
                                   30 HARBOUR ROAD
                                  WANCHAI, HONG KONG

                             ----------------------

                                   PROXY STATEMENT
                                         FOR
                            ANNUAL MEETING OF SHAREHOLDERS
                               TO BE HELD JULY 9, 1996

                             ----------------------

                                     INTRODUCTION

    This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of China Pacific, Inc. (the "Company") for use at the 1996 Annual Meeting of the Shareholders of the Company and at any adjournment thereof (the "Annual Meeting"). The Annual Meeting is scheduled to be held at the Los Angeles Airport Hilton, 5711 West Century Boulevard, Los Angeles, California 90045, on Tuesday, July 9, 1996 at 11:00 a.m. local time. This Proxy Statement will first be sent to shareholders on or about June 14, 1996.

PROXIES

    The shares represented by any proxy in the enclosed form, if such proxy is properly executed and is received by the Company prior to or at the Annual Meeting prior to the closing of the polls, will be voted in accordance with the specifications made thereon. Proxies on which no specification has been made by the shareholder will be voted FOR the election to the Board of Directors of the nominees of the Board of Directors named herein, FOR the ratification of the appointment of the designated independent accountants, and as the proxy holders deem advisable on other matters that may come before the meeting. Proxies are revocable by written notice received by the Secretary of the Company at any time prior to their exercise or by executing a later dated proxy. Proxies will be deemed revoked by voting in person at the Annual Meeting.

VOTING SECURITIES

    Shareholders of record at the close of business on May 29, 1996 (the
"Record Date") are entitled to notice of and to vote at the Annual Meeting. On the Record Date, the total number of shares of common stock of the Company, $.001 par value per share (the "Common Stock"), outstanding and entitled to vote was 32,907,550. The holders of all outstanding shares of Common Stock are entitled to one vote for each share of Common Stock registered in their names on the books of the Company at the close of business on the Record Date.

QUORUM AND OTHER MATTERS

    The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. The Board of Directors is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxies in accordance with their best judgment.

    Shares of Common Stock represented by a properly dated, signed and returned proxy will be counted as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Directors will be elected by a plurality of the votes cast at the Annual Meeting. Each of the other matters scheduled to come before the Annual Meeting requires the approval of a majority of the votes cast at the Annual Meeting. Therefore, abstentions and broker non-votes will have no effect on the election of directors or any such other matter.

    Under the laws of the State of Nevada, dissenters rights are not available to shareholders of the Company with respect to any matter scheduled to be brought before the Annual Meeting.

                                      PROPOSAL 1
                                ELECTION OF DIRECTORS

    Five directors are to be elected to serve until the next annual meeting of shareholders and until their successors are elected and shall have qualified. The Board of Directors has nominated Mak Shiu Tong, Clement, Cheng Yuk Ching, Huang Jinhui, Tan Jian Sheng and Zhang Guo Liang to serve as directors (the "Nominees"). Each of the Nominees is currently serving as a director of the Company (Dong Hu Chen resigned as a director in March of 1996 and Tan Jian Sheng and Zhang Guo Liang were appointed as directors in March of 1996). Directors shall be elected by shareholders holding a plurality of the shares of Common Stock present at the Annual Meeting. In the event that any one of the Nominees is unable or declines to serve as a director, the Board of Directors intends to substitute another person of their choice as nominee, in his place and stead, or to presennt such lesser number of directors in accordance with the Company's Bylaws. The Board of Directors has no reason to believe that any Nominee will be unable to serve or decline to serve as a director. Any vacancy occurring between shareholders' meetings, including vacancies resulting from an increase in the number of directors, may be filled by the Board of Directors. A director elected to fill a vacancy shall hold office until the next annual shareholders' meeting.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE TO THE BOARD OF DIRECTORS.

INFORMATION REGARDING NOMINEES

    The following table sets forth information with respect to each Nominee for election as a director. The information as to age, principal occupation and directorships held has been furnished by each such nominee.

                                                                  SERVED AS
                                                                  DIRECTOR
                             PRINCIPAL                           CONTINUOUSLY
    NAME AND AGE             OCCUPATION (1)                         SINCE
     ------------             --------------                         -----

Mak Shiu Tong, Clement (43)  President, Chief Executive Officer
                             and Chairman of the Board               1993

Cheng Yuk Ching (42)         Vice President and Secretary            1994


Huang Jinhui (42)            Deputy Governor of the People's
                             Government of Huiyang City since
                             1987                                    1994

Tan Jian Sheng (37)          General Manager of The
                             Construction Bank of China -
                             Guangdong Branch International
                             Division since 1994 (2)                 1996

Zhang Guo Liang (51)         General Manager of Xinhua News
                             Agency - Asia-Pacific Region
                             since 1992 (3)                          1996


- ---------------------
(1) Unless indicated otherwise in the table or in the section of this Proxy Statement captioned "Information Regarding Executive Officers," the individuals named in the table have held their positions for more than five years.

(2) From 1989 to 1994, Mr. Tan served as Department Head of the International Division of The People's Construction Bank of China - Gaungdong Branch.

(3) From 1989 to 1994, Mr. Zhang served as Secretary General of the Xinhua News Agency.

INFORMATION REGARDING EXECUTIVE OFFICERS

    The following table sets forth the names, ages and offices of the present executive officers of the Company. The periods during which such persons have served in such capacities are indicated in the description of business experience of such persons below. Information with respect to non-employee directors is set forth above.

  Mak Shiu Tong, Clement (43) .        President and Chief Executive Officer
  Mo Kat Ling, Connie (34). . .        Vice President
  Cheng Yuk Ching (42). . . . .        Vice President and Secretary
  Tong Long Tin, Thomas (29). .        Chief Financial Officer

    Officers and directors are elected on an annual basis. The present terms for each director will expire at the next annual meeting of shareholders or at such time as a successor is duly elected. Officers serve at the discretion of the Board of Directors. See "Beneficial Ownership of Common Stock."

    There are no family relationships among any of the directors or officers of the Company.

    The following is a biographical summary of the business experience of the present executive officers of the Company.

    MAK SHIU TONG, CLEMENT. Mr. Mak has served as President, Chief Executive Officer and Chairman of the Board of the Company since the acquisition of China Pacific Construction (formerly China Treasure Construction) by Bulls on the Run Productions in May of 1994. Mr. Mak was a founder of China Pacific Construction and its affiliates and has served as Chairman of China Pacific Construction since its inception in 1993. Since 1979, Mr. Mak has served as Chairman, and was the founder, of Kiu Yin Investment Co., Ltd. (formerly, Bondwell Electronics Limited), an electronics manufacturer.

    MO KAT LING, CONNIE. Ms. Mo has served as Vice President of the Company since the acquisition of China Pacific Construction in May of 1994. Ms. Mo previously served as Treasurer and a director of the Company from May of 1994 until June of 1995. Previously, Ms. Mo served as Vice President, Treasurer and a director of Kiu Yin Investment Co., Ltd. from 1989 to 1995.

    CHENG YUK CHING. Mr. Cheng has served as Vice President, Secretary and a director of the Company since the acquisition of China Pacific Construction in May of 1994. Previously, Mr. Cheng served as Vice President, Secretary and a director of Kiu Yin Investment Co., Ltd. from 1984 to 1995.

    TONG LONG TIN, THOMAS. Mr. Tong has served as Financial Controller of the Company since 1994 and as Chief Financial Officer since 1996. Prior to joining the Company, Mr. Tong served as an audit supervisor of Ho and Ho & Co., a certified public accounting firm in Hong Kong from 1988 to 1994.

COMPLIANCE WITH SECTION 16(a) OF EXCHANGE ACT

    Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file by these dates during 1995. All of the filing requirements were satisfied on a timely basis in 1995. In making these disclosures, the Company has relied solely on written statements of its directors, executive officers and shareholders and copies of the reports that they filed with the Commission.

COMMITTEES AND ATTENDANCE OF THE BOARD OF DIRECTORS

    The Company presently maintains no standing committees of its board of directors. The Company intends to evaluate the creation of a standing Audit Committee and a standing Compensation Committee at such time as the board deems appropriate.

    During the year ended December 31, 1995, the Board of Directors held nine formal meetings. With the exception of Messrs. Tan Jiang Sheng and Zhang Gang Liang, each director (during the period in which each such director served) attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors, plus (ii) the total number of meetings held by all committees of the Board of Directors on which the director served.

COMPENSATION OF DIRECTORS

    The Company reimburses each director for all expenses of attending board meetings. Otherwise, no compensation of any nature is paid to employee directors.

EXECUTIVE COMPENSATION AND OTHER MATTERS

    The following table sets forth information concerning cash and non-cash compensation paid or accrued for services in all capacities to the Company during the year ended December 31, 1995 of the Chief Executive Officer and each of the next four most highly compensated executive officers of the Company whose compensation exceeded $100,000 (the "Named Officers").


                                                                                           LONG TERM
                                                       ANNUAL COMPENSATION                 COMPENSATION
                                           -------------------------------------------     ------------
                                                                      OTHER ANNUAL           STOCK
NAME AND PRINCIPAL POSITION       YEAR    SALARY ($)    BONUS ($)    COMPENSATION ($)      OPTIONS (#)
- ---------------------------        ----    ----------    ---------    ----------------      -----------
Mak Shiu Tong, Clement            1995      194,069        -              (1)                  -
 President, Chief Executive       1994      252,264        -              (1)                  -
 Officer and Chairman             1993            -        -              (1)                  -

- ----------------------


(1) Although the officers receive certain perquisites such as auto allowances and Company provided life insurance, the value of such perquisites did not exceed the lesser of $50,000 or 10% of the officer's salary and bonus.

EMPLOYMENT CONTRACTS

    The Company has no employment agreements with any of its employees and has no arrangements of any nature which would result in payments to officers or other persons as a result of any termination of employment or change in control of the Company.

BENEFICIAL OWNERSHIP OF COMMON STOCK

    The following table is furnished as of May 1, 1996, to indicate beneficial ownership of shares of the Company's Common Stock by (1) each shareholder of the Company who is known by the Company to be a beneficial owner of more than 5% of the Company's Common Stock, (2) each director, nominee for director and Named Officer of the Company, individually, and (3) all officers and directors of the Company as a group. The information in the following table was provided by such persons.


    Name and Address                     Amount and Nature of
     of Beneficial Owner               Beneficial Ownership (1)(2)   Percent of Class (2)
     -------------------                ---------------------------   --------------------
Mak Shiu Tong, Clement . . . . . .         6,775,715 (2)(4)                20.6%
 Room 2008, Sun Hung Kai Centre
 30 Harbour Road
 Wanchai, Hong Kong
The Construction Bank of
  China - Guangdong Branch . . . .         6,509,999 (3)(4)                19.8%
 No. 555, Dong Feng Dong Road
 Guangzhou, Guangdong Province, China
Cheng Yuk Ching. . . . . . . . . .              -0-                         0.0%
Huang Jinhui  . . . . . . . . . .               -0-  (5)                    0.0%
Tan Jian Sheng . . . . . . . . . .              -0-                         0.0%
Zhang Guo Liang. . . . . . . . . .              -0-                         0.0%
All executive officers and directors
 as a group (7 persons). . . . . .         6,775,715                       20.6%

- -------------------


(1) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to the table.
(2) All shares indicated as being held by Mr. Mak are held of record by C.P. Investment (B.V.I.) Ltd. ("CPI"), a wholly owned subsidiary of China Pacific Investment Holdings Ltd. ("CPIH"). CPIH is owned 51% by Kiu Yin Investment Co., Ltd., a company controlled by a discretionary trust established for the benefit of Mr. Mak's family.
(3) All shares indicated as held by The Construction Bank of China - Guangdong Branch are held of record by CPI. CPIH, the parent of CPI, is owned 49% by Guangdong Construction (B.V.I.) Co., Ltd., which is, in turn, controlled by The Construction Bank of China - Guangdong Branch.
(4) In connection with the Company's disposal of its interest in the Sun City project, Mak Shiu Tong, Clement and The Construction Bank of China - Guangdong Branch formed China Pacific Investment Holdings Ltd. which acquired all of the shares of C.P. Investment (B.V.I.) Ltd. (formerly China Treasure Investment (B.V.I.) Limited) from China Treasure Holding (B.V.I.) Limited. As a result of such transactions, The Construction Bank of China
     - Guangdong Branch increased its beneficial ownership in the Company by 3,188,571 shares and the beneficial ownership of a like number of shares by The People's Government of Huiyang City, which previously was the beneficial owner of such shares through its ownership in China Treasure Holding (B.V.I.) Ltd., was terminated. See "Certain Relationships and Transactions."
(5) Huang Jinhui is Deputy Governor of The People's Government of Huiyang City, a former 5% shareholder of the Company, but disclaims any interest in the shares previously beneficially held by The People's Government of Huiyang City.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

     Due to the nature of Company's participation in the development of "Sun City" and the Company's operations within the People's Republic of China, the Company's operations from the commencement of the "Sun City" project involved significant transactions with affiliates, including SanHe Group, which is controlled by the Huiyang City government, which, until December 31, 1995, was a principal shareholder of the Company.

     The Company's former subsidiary, China Treasure Industrial Enterprise ("CTIE"), acquired the land use rights with respect to the "Regent on the Park" and "Star Place" sites in Sun City from SanHe Group in 1992. CTIE acquired the land use rights with respect to such sites for $31.3 million and was obligated to pay 20% of the after-tax profit on the development of Star Place to SanHe Group and 10% of such after-tax profits to Huiyang Property Development Company Limited, a company also controlled by the Huiyang City government. $7.3 million of the consideration payable to SanHe for the land use rights was paid through December 31, 1995.

     C.P. Investment Ltd. (formerly known as China Treasure Investment Ltd.), an intermediate holding company, loaned $8.8 million and China Treasure Holding Ltd. (the prior owner of China Treasure Investment Ltd.) loaned $0.8 million to the Company's subsidiary, China Pacific Construction (B.V.I.) Limited (formerly known as China Treasure Construction (B.V.I.) Limited) through December 31, 1994. Such loans were repayable with interest accruing at commercial bank rates which ranged from 8% to 9% in 1994. During 1995, China Treasure Holding loaned US$12 million to China Pacific Steel Limited in the form of a non-interest bearing promissory note which is secured by the stock of China Pacific Steel Limited. China Treasure Holding also loaned US$1.3 million to China Pacific, Inc. and its subsidiaries at a commercial interest rate of 9% per annum. Both of such companies agreed not to require repayment of such loans until the Company was financially capable of repaying such amounts.

     The Construction Bank of China, Guangdong Branch, a shareholder of the Company established a banking facility for the Company totaling $92 million for the Sun City project, of which $9.1 million and $-0- had been utilized at December 31, 1994 and 1995, respectively. Such facility is no longer available after the disposal of the Sun City subsidiaries.

     During 1994 and 1995, the Company paid management fees to China Treasure Holding (B.V.I.) Limited, an indirect controlling shareholder of the Company, of approximately $155,000 and $-0-, respectively.

     On December 29, 1995, the Company entered into an agreement with Open View Properties Ltd, which is controlled by the People's Government of Huiyang City, whereby the Company's 51% owned subsidiary, China Pacific Construction (formerly China Treasure Construction), sold its interest in each of its subsidiaries involved in the Sun City development and, along therewith, its entire interest in Sun City. As consideration for the Company's interest in Sun City, Open View Properties delivered a series of three year 8% promissory notes in the amount of $16.2 million representing a return of China Pacific Construction's original capital contributions and loans to the project subsidiaries plus a fee for services to be provided of $4.1 million. Additionally, the Company was granted a five year option to develop and market 5 million square meters of land surrounding Sun City at a price of RMB100 ($12) per square meter and a five year option to repurchase the Company's interest in Sun City at cost plus a 10% premium per year.

     Prior to the Company's disposal of the Sun City subsidiaries, the Company, during 1995, paid interest on amounts advanced by its principal shareholders in the amount of $1,114,000.

     The Company has no existing corporate policy which prohibits or governs the terms of any such transactions.

     Other than elections to office, no director, nominee for director, executive officer or associate of any of the foregoing persons has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.


                                      PROPOSAL 2
                                 INDEPENDENT AUDITORS

     The Board of Directors has selected Arthur Andersen & Co. as independent auditors for the year ending December 31, 1996, and recommends that the shareholders vote for ratification of such appointment. Arthur Andersen & Co. were also the Company's independent auditors in fiscal years 1995 and 1994. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     Representatives of Arthur Andersen & Co. are expected to be present at the Annual Meeting, will be afforded an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate inquiries from shareholders.

     Following the acquisition of China Treasure Construction (B.V.I.) Limited by Bulls on the Run Production Corporation, on February 1, 1995, the Company's Board of Directors selected Arthur Andersen & Co. to serve as its new independent accountants and dismissed H.J. Swart & Company, P.A. which previously served as the independent accountants for Bulls on the Run Production Corporation.

     H.J. Swart & Company's reports on the financial statements of Bulls on the Run Production Corporation for the fiscal years 1993 and 1992 contain no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with its audits for fiscal years 1993 and 1992 and through February 1, 1995, there were no disagreements with H.J. Swart & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of H.J. Swart & Company would have caused them to make reference thereto in its reports on the financial statements for such years.

     The information described above regarding the Company's decision to dismiss H.J. Swart & Company as its independent accountants and select Arthur Andersen & Co. as its new independent accountants, along with a letter from H.J. Swart & Company stating that it agrees with the above information regarding the Company's change of accountants, was fully disclosed in a Form 8-K filed with the SEC on February 1, 1995.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN & CO. AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY.

                                    OTHER MATTERS

     The Board of Directors does not intend to bring any other matters before the Annual Meeting and has not been informed that any other matters are to be presented by others.

                                   By Order of the Board of Directors



                                   Cheng Yuk Ching
                                   SECRETARY



Hong Kong
June 14, 1996

                              CHINA PACIFIC, INC.
                         ROOM 2008, SUN HUNG KAI CENTRE
                                30 HARBOUR ROAD
                               WANCHAI, HONG KONG

      Proxy for Annual Meeting of Shareholders to be held on July 9, 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Mak Shiu Tong and Cheng Yuk Ching, and each of them, as Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at an Annual Meeting of Shareholders (the "Meeting") of China Pacific, Inc., a Nevada corporation (the "Company"), on July 9, 1996, at 11:00 a.m., or at any adjournment or adjournments thereof, in the manner designated below, all of the shares of the Company's common stock that the undersigned would be entitled to vote if personally present.

1.  GRANTING / / WITHHOLDING / /   authority to vote for the election as
    directors of the Company the following nominees:

   Mak Shiu Tong, Cheng Yuk Ching, Huang Jinhui, Tan Jian Sheng and Zhang Guo
                                     Liang.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE
                      A LINE THROUGH THE NOMINEE'S NAME.)

2. Proposal to ratify the appointment of Arthur Andersen & Co. as the Company's independent certifying accountants.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments thereof.

                          (CONTINUED ON REVERSE SIDE)

    THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 2 AND FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS.

                                              Please  sign exactly  as your name
                                              appears hereon.  When  shares  are
                                              held by joint tenants, both should
                                              sign. When signing as an attorney,
                                              executor,  administrator, trustee,
                                              guardian,  or  corporate  officer,
                                              please  indicate  the  capacity in
                                              which signing.
                                              DATED: ________________, 199______
                                              __________________________________
                                                          Signature
                                              __________________________________
                                                  Signature if held jointly

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.